UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2018

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events

On May 11, 2018, Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Corporation”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3ASR (File No. 333-224849) (the “Registration Statement”), which was effective upon filing. In connection with the Registration Statement, on May 25, 2018, the Corporation filed a prospectus supplement relating to the Corporation’s Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”) under which, among other things, the Corporation refreshed the number of shares authorized under the Plan such that 1,500,000 shares of the Corporation’s common stock, par value $1.00 per share, remain available for issuance under the Plan.

This Current Report on Form 8-K is being filed to present certain exhibits that shall be incorporated by reference into the Registration Statement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 5.1	Opinion of Reed Smith LLP

Exhibit 23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Lori A. Goldman
Name:	Lori A. Goldman
Title:	General Counsel and Corporate Secretary

Date: May 25, 2018